Exhibit 10.2

COMPANY STOCKHOLDER SUPPORT AGREEMENT

This COMPANY STOCKHOLDER SUPPORT AGREEMENT, dated as of February 1, 2021 (this “Agreement”), is made by and among Microvast, Inc., a Delaware corporation (the “Company”), Tuscan Holdings Corp., a Delaware corporation (“Parent”), and certain of the stockholders of the Company whose names appear on the signature pages of this Agreement (each, a “Stockholder” and, collectively, the “Stockholders”).

WHEREAS, the Company, Parent and TSCN Merger Sub Inc., a Delaware corporation and a wholly owned direct subsidiary of Parent (“Merger Sub”) propose to enter into, concurrently herewith, an agreement and plan of merger in the form attached hereto as Exhibit A (the “Merger Agreement”; capitalized terms used but not defined in this Agreement shall have the meanings ascribed to such terms in the Merger Agreement), which provides, among other things, that, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent; and

WHEREAS, as of the date hereof, each Stockholder owns of record the number of shares of Company Common Stock and Company Preferred Stock as set forth opposite such Stockholder’s name on Exhibit B hereto (all such shares of Company Common Stock and Company Preferred Stock and any shares of Company Common Stock and Company Preferred Stock of which ownership of record or the power to vote is hereafter acquired by the Stockholders prior to the termination of this Agreement being referred to herein as the “Shares”).

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

1.                  Agreement to Vote. Each Stockholder, with respect to its Shares, severally and not jointly, hereby agrees, regardless of whether or not there shall have been a Company Adverse Recommendation Change, to vote, at any meeting of the stockholders of the Company, and in any action by irrevocable written consent of the stockholders of the Company, all Shares held by such Stockholder at such time (a) in favor of the approval and adoption of the Merger Agreement, the Merger and all other Transactions (and each Stockholder agrees to deliver to the Company an irrevocable written consent containing such approval and adoption promptly, and in any event within twenty-four (24) hours, after execution of this Agreement) and (b) against any action, agreement, transaction or proposal that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or that would reasonably be expected to result in the failure of the Merger from being consummated. Each Stockholder acknowledges receipt and review of a copy of the Merger Agreement.

2.                  Termination of Company Stockholder Agreement. Each Stockholder, with respect to its Shares, severally and not jointly, hereby agrees to terminate, subject to the occurrence of, and effective immediately prior to, the Effective Time, the Company Stockholder Agreement.

3.                  Transfer of Shares; Redemption or Conversion of Shares. Each Stockholder, severally and not jointly, agrees that it shall not, directly or indirectly, (a) sell, assign, transfer (including by operation of law), lien, pledge, dispose of or otherwise encumber any of the Shares or otherwise agree to do any of the foregoing, except for a sale, assignment or transfer pursuant to the Merger Agreement or to another stockholder of the Company that is a party to this Agreement and bound by the terms and obligations hereof, (b) deposit any Shares into a voting trust or enter into a voting Contract or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement or (c) enter into any Contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any Shares; provided that the foregoing shall not prohibit the transfer of the Shares by a Stockholder to an Affiliate of such Stockholder, but only if such Affiliate of Stockholder shall execute this Agreement or a joinder agreeing to become a party to this Agreement. Each Stockholder agrees that it shall not, directly or indirectly, to the extent it has any such right, redeem any of the Shares held by such Stockholder (or permit or agree to the redemption of such Shares) or convert or agree to convert any Company Preferred Stock held by such Stockholder into Company Common Stock.

4.                  No Solicitation of Transactions. Each of the Stockholders, severally and not jointly, agrees not to directly or indirectly, through any officer, director, representative, agent or otherwise, (a) solicit, initiate or knowingly encourage (including by furnishing information) the submission of, or participate in any discussions or negotiations regarding, any Company Acquisition Proposal or any proposal or offer that could reasonably be expected to lead to a Company Acquisition Proposal, or (b) participate in any discussions or negotiations regarding, or furnish to any person, any information with the intent to, or otherwise cooperate in any way with respect to, or knowingly assist, participate in, facilitate or encourage, any unsolicited proposal that constitutes, or may reasonably be expected to lead to, a Company Acquisition Proposal. Each Stockholder shall, and shall direct its representatives and agents to, immediately cease and cause to be terminated any discussions or negotiations with any parties that may be ongoing with respect to any Company Acquisition Proposal. Each Stockholder may respond to any unsolicited proposal regarding a Company Acquisition Proposal by indicating that the Company is subject to an exclusivity agreement and such Stockholder is unable to provide any information related to the Company or entertain any proposals or offers or engage in any negotiations or discussions concerning a Company Acquisition Proposal for as long as the Merger Agreement remains in effect.

5.                  Appraisal Rights. Each Stockholder hereby irrevocably and unconditionally (a) waives and agrees to refrain from exercising any dissenters’ rights, appraisal rights or similar rights (collectively, “Appraisal Rights”) such Stockholder may have with respect to all of the Shares such Stockholder owns as of the date of this Agreement and all of the shares of Company Common Stock or Company Preferred Stock or other Equity Interests of the Company it acquires after the date of this Agreement that may arise with respect to the Merger or any of the Transactions, including Appraisal Rights under the DGCL and (b) agrees that it will not bring, commence, institute, maintain, prosecute, participate in or voluntarily aid any Action, in law or in equity, in any court or before any governmental entity, which (i) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement, the Merger Agreement or any certificate or other writing delivered by or on behalf of such Stockholder at or prior to the Closing, and/or (ii) alleges that the execution and delivery of this Agreement by such Stockholder, or the approval of the Merger Agreement by the Company Board breaches any fiduciary duty of the Company Board or any member thereof.

   6.                  Representations and Warranties. Each Stockholder, severally and not jointly, represents and warrants to the Company and Parent as follows:

(a)               The execution, delivery and performance by such Stockholder of this Agreement and the consummation by such Stockholder of the transactions contemplated hereby do not and will not (i) conflict with or violate any Law applicable to such Stockholder, (ii) require any consent, approval or authorization of, declaration, filing or registration with, or notice to, any Person, (iii) result in the creation of any encumbrance on any Shares (other than under this Agreement, the Merger Agreement and the agreements contemplated by the Merger Agreement) or (iv) conflict with or result in a breach of or constitute a default under any provision of such Stockholder’s Organizational Documents.

(b)               As of the date of this Agreement, such Stockholder owns exclusively of record and has good and valid title to the Shares set forth opposite such Stockholder’s name on Exhibit B free and clear of any security interest, lien, claim, pledge, proxy, option, right of first refusal, agreement, voting restriction, limitation on disposition, charge, adverse claim of ownership or use or other encumbrance of any kind, other than pursuant to (i) this Agreement, (ii) applicable securities laws, (iii) the Company Charter and Company Bylaws and (iv) the Company Stockholder Agreement, and as of the date of this Agreement, such Stockholder has the sole power (as currently in effect) to vote and right, power and authority to sell, transfer and deliver such Shares, and such Stockholder does not own, directly or indirectly, any other Shares.

(c)               Such Stockholder has the power, authority and capacity to execute, deliver and perform this Agreement and this Agreement has been duly authorized, executed and delivered by such Stockholder.

  7.                  Termination. This Agreement and the obligations of the parties hereto under this Agreement shall automatically terminate upon the earliest of (a) the Effective Time; (b) the termination of the Merger Agreement in accordance with its terms and (c) the effective date of a written agreement of all the parties hereto terminating this Agreement. Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, such termination shall not relieve any party from liability for a willful and intentional breach of this Agreement occurring prior to its termination. The representations and warranties contained in this Agreement and in any certificate or other writing delivered pursuant hereto shall not survive the Closing or the termination of this Agreement.

  8.                  Miscellaneous.

(a)               Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated hereby are consummated.

(b)               All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by e-mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses or e-mail addresses (or at such other address or email address for a party as shall be specified in a notice given in accordance with this Section 8(b)):

If to the Company, to: Microvast, Inc. 12603 Southwest Freeway, Suite 210 Stafford, Texas 77477 Attention: Yang Wu Email: wuyang@microvast.com with a copy to: Shearman & Sterling LLP 2828 N. Harwood Street, Suite 1800 Dallas, Texas 75201 Attention: Paul Strecker Alain Dermarkar Email: Paul.Strecker@Shearman.com Alain.Dermarkar@Shearman.com
If to Parent, to: Tuscan Holdings Corp. 135 E. 57th Street, 18th Floor New York NY 10022 Attention: Stephen A. Vogel Email: Stephen@vpllp.com with a copy to: Greenberg Traurig, LLP 333 SE 2nd Avenue, Suite 4400 Miami, Florida 33131 Attention: Alan I. Annex, Esq. Email: annexa@gtlaw.com

If to a Stockholder, to the address or email address set forth for Stockholder on the signature page hereof.

(c)               If any provision of this Agreement or the application thereof to any Person or circumstances is held by a court of competent jurisdiction or other Governmental Authority to be invalid or unenforceable in any jurisdiction, the remainder hereof, and the application of such provision to such Person or circumstances in any other jurisdiction, shall not be affected thereby, and to this end the provisions of this Agreement shall be severable. Upon such determination by such court or other Governmental Authority, the parties hereto will substitute for any invalid or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision.

(d)               (i) The words “hereof”, “herein”, and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) the words “date hereof,” when used in this Agreement, shall refer to the date set forth in the Preamble; (iii) the terms defined in the singular have a comparable meaning when used in the plural, and vice versa; (iv) the terms defined in the present tense have a comparable meaning when used in the past tense, and vice versa; (v) any references herein to a specific Section or Article shall refer, respectively, to Sections or Articles of this Agreement; (vi) references herein to any gender (including the neuter gender) includes each other gender; (vii) the word “or” shall not be exclusive; (viii) the headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof; (ix) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation;” and (x) the parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(e)               This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties hereto.

(f)                This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise), by any party without the prior express written consent of the other parties hereto.

(g)               This Agreement shall be binding upon and inure solely to the benefit of each party hereto (and each of their permitted assigns), and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. No Stockholder shall be liable for the breach by any other Stockholder of this Agreement.

(h)               Subject to the provisions of Section 8(n), the parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

(i)                 This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware. Except for International Finance Corporation (“IFC”), each of the parties hereto (i) irrevocably and unconditionally submits to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware, New Castle County, or, if that court does not have jurisdiction, a federal court sitting in Wilmington, Delaware (and in each case, any appellate courts thereof) in any action or proceeding arising out of or relating to this Agreement, (ii) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (iii) irrevocably and unconditionally agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iv) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each of the parties hereto irrevocably and unconditionally waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto.

(j)                 This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by email shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

(k)               Without further consideration, each party hereto shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(l)                 This Agreement shall not be effective or binding upon any party hereto until after such time as the Merger Agreement is executed and delivered by the Company, Parent and Merger Sub.

(m)             TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING CONTEMPLATED HEREBY. Each of the parties hereto (i) certifies that no Representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (ii) acknowledges that it and the other parties have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 8(m).

(n)               Notwithstanding the foregoing, each of the parties hereto hereby acknowledges that IFC shall be entitled, under applicable Law, including the provisions of the International Organizations Immunities Act, to immunity from a trial by jury in any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby brought against IFC in any court of the United States of America. Each of the parties hereto hereby waives any and all rights to demand a trial by jury in any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement, brought against IFC in any forum in which IFC is not entitled to immunity from a trial by jury. The parties hereto acknowledge and agree that no provision of this Agreement, nor the submission to arbitration by IFC, in any way constitutes or implies a waiver, termination or modification by IFC of any privilege, immunity or exemption of IFC granted in the Articles of Agreement establishing IFC, international conventions or applicable Law.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

MICROVAST, INC. By: /s/ Yang Wu Name: Yang Wu Title: Chief Executive Officer

[Signature Page to Stockholder Support Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

TUSCAN HOLDINGS CORP. By: /s/ Stephen A. Vogel Name: Stephen A. Vogel Title: Chief Executive Officer

[Signature Page to Stockholder Support Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

YANG WU

/s/ Yang Wu

DIAOKUN XIAO

/s/ Diaokun Xiao

WEI LI

/s/ Wei Li

XIAOPING ZHOU

/s/ Xiaoping Zhou

GUOYOU DENG

/s/ Guoyou Deng

YANZHUAN ZHENG

/s/ Yanzhuan Zheng

WENJUAN MATTIS

/s/ Wenjuan Mattis

[Signature Page to Stockholder Support Agreement]

BRUCE RABEN

/s/ Bruce Raben

MICHAEL TODD BOYD

/s/ Michael Todd Boyd

EVERGREEN EVER LIMITED

Ying Wei
Name: Ying Wei
Title: Director

ASHMORE GLOBAL SPECIAL SITUATIONS FUND 4 LIMITED PARTNERSHI

/s/ Elysia Gallienne; /s/ Claire Field
Northern Trust (Guernsey) Limited
as custodian and agent for and on behalf of
Ashmore Global Special Situations Fund 4 Limited Partnership acting through its general partner Ashmore Global Special Situations Fund 4 (GP) Limited

[Signature Page to Stockholder Support Agreement]

ASHMORE GLOBAL SPECIAL SITUATIONS FUND 5 LIMITED PARTNERSHIP

/s/ Elysia Gallienne; /s/ Claire Field
Northern Trust (Guernsey) Limited
as custodian and agent for and on behalf of
Ashmore Global Special Situations Fund 5 Limited
Partnership acting through its general partner Ashmore Global Special Situations Fund 5 (GP) Limited

ASHMORE CAYMAN SPC LIMITED
on behalf of and for the account of Microvast Segregated Portfolio

/s/ Sean Inggs
Name: Sean Inggs
Title: Director

INTERNATIONAL FINANCE CORPORATION

/s/ Hoi Ying So
Name: Hoi Ying So
Title: Global Portfolio Manager

HUZHOU HONGLI INVESTMENT MANAGEMENT LIMITED LIABILITY PARTNERSHIP

/s/ Yanzhuan Zheng
Name: Yanzhuan (Leon) Zheng
Title: General Representative

[Signature Page to Stockholder Support Agreement]

HUZHOU HONGYUAN INVESTMENT MANAGEMENT LIMITED LIABILITY PARTNERSHIP

/s/ Yanzhuan Zheng
Name: Yanzhuan (Leon) Zheng
Title: General Representative

HUZHOU HONGYI INVESTMENT MANAGEMENT LIMITED LIABILITY PARTNERSHIP

/s/ Yanzhuan Zheng
Name: Yanzhuan (Leon) Zheng
Title: General Representative

HUZHOU OUHONG INVESTMENT MANAGEMENT LIMITED LIABILITY PARTNERSHIP

/s/ Yanzhuan Zheng
Name: Yanzhuan (Leon) Zheng
Title: General Representative

HUZHOU HONGCAI INVESTMENT MANAGEMENT LIMITED LIABILITY PARTNERSHIP

/s/ Yanzhuan Zheng
Name: Yanzhuan (Leon) Zheng
Title: General Representative

HUZHOU HONGJIA INVESTMENT MANAGEMENT LIMITED LIABILITY PARTNERSHIP

/s/ Yanzhuan Zheng
Name: Yanzhuan (Leon) Zheng
Title: General Representative

[Signature Page to Stockholder Support Agreement]

EXHIBIT A
FORM OF AGREEMENT AND PLAN OF MERGER

[Signature Page to Stockholder Support Agreement]

EXHIBIT B
LIST OF STOCKHOLDERS

Name of Stockholder	Number of Shares of Company Common Stock Owned	Number of Shares of Company Preferred Stock Owned
Yang Wu	530,582	0
Diaokun Xiao	32,123	0
Wei Li	32,123	0
Xiaoping Zhou	13,742	0
Guoyou Deng	7,843	0
Yanzhuan Zheng	1,953	0
Wenjuan Mattis	1,238	0
Huzhou HongLi Investment Management Limited Liability Partnership	9,903	0
Huzhou HongYuan Investment Management Limited Liability Partnership	8,373	0
Huzhou HongYi Investment Management Limited Liability Partnership	13,033	0
Huzhou OuHong Investment Management Limited Liability Partnership	9,792	0
Huzhou HongCai Investment Management Limited Liability Partnership	6,960	0
Huzhou HongJia Investment Management Limited Liability Partnership	2,067	0
Bruce Raben	817	0
Michael Todd Boyd	650	0
IFC	0	146,647
Ashmore Funds 4, 5 and Special Purpose Fund	0	146,648
Evergreen Ever Limited	0	139,186